EXHIBIT 4.1

THE SECURITIES EVIDENCED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT REGISTRATION IS NOT REQUIRE OR THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE SECURITIES ACT.

                         ALPHA TECHNOLOGIES GROUP, INC.

No. ________

                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                            void after March 3, 2007



        This certifies that for value received _________________________, or registered assigns ("Holder"), is entitled, subject to the terms set forth below, at any time from and after March 4, 2002 (the "Issue Date") and before 5:00 P.M., Pacific Standard Time, on March 3, 2007 (the "Expiration Date"), to purchase from ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), ________________________ (______) shares (subject to adjustment as described herein), of the Common Stock, par value $0.03 per share, of the Company (which authorized class of shares is herein called the "Common Stock"), at a price of One Dollar and Ninety-Four cents ($1.94) per share (the "Exercise Price"). The number and character of such shares of Common Stock are subject to further adjustment as provided below, and the term "Common Stock" shall include, unless the context otherwise requires, any stock and other securities and property at the time receivable upon the exercise of this Warrant.

        This Warrant has been issued pursuant to the Second Amendment to Credit Agreement and Waiver dated as of the date hereof among the Company and the Lenders named therein (as amended from time to time, the "Second Amendment"). The term "Warrant" as used herein shall include this Warrant, all other Warrants issued pursuant to the Second Amendment and Warrants delivered in substitution or exchange for this Warrant or such other Warrants as provided herein. All capitalized terms used but not defined herein have the meanings ascribed to them in the Second Amendment.

        1. Exercise. This Warrant may be exercised at any time or from time to time from and after the Issue Date and before 5:00 P.M., Pacific Standard Time, on the Expiration Date,

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on any business day, for the full number of shares of Common Stock called for hereby, by surrendering it at the principal office of the Company, at 11990 San Vicente Boulevard, Suite 350, Los Angeles, California 90049, with the subscription form duly executed, together with payment in lawful money of the United States in an amount equal to (i) the number of shares of Common Stock for which this Warrant is then exercisable multiplied by (ii) the Exercise Price. Payment of this amount may be made (a) by payment in cash or by corporate check, payable to the order of the Company, (b) by cancellation of indebtedness in respect of which the Holder is the legal and beneficial owner, (c) by the Company not issuing that number of shares of Common Stock subject to this Warrant having a Fair Market Value (as defined below) on the date of exercise equal to such sum, or (d) by any combination of the foregoing methods of payment selected by the Holder of this Warrant in its sole discretion.

        This Warrant may be exercised for less than the full number of shares of Common Stock from time to time; provided that the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon a partial exercise of this Warrant in accordance with the terms hereof, this Warrant shall be surrendered, and a new Warrant of the same tenor and for the purchase of the number of shares not purchased upon such exercise shall be issued by the Company to Holder without any charge therefor. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the then Fair Market Value on the date of exercise of one full share of Common Stock.

        "Fair Market Value" of one share of Common Stock on any date shall mean the average of the daily closing prices for a share of Common Stock on the five consecutive trading days preceding the date upon which this Warrant, with the form of subscription at the end hereof duly executed, is received by the Company. The closing price for each day shall be: (i) if the Common Stock shall be listed or admitted to trading on any national securities exchange, the average of the last reported sales prices on the specified days (or if there is no reported sale on any such trading date, the average of the closing bid and asked prices on such trading date); (ii) if the Common Stock is not traded or admitted to trading on any national securities exchange, the closing price, if reported, or if the closing price is not reported, the average of the closing bid and asked prices, as reported by the Nasdaq National Market or similar source or, if no such source exists, as furnished by two members of the National Association of Securities Dealers, Inc., selected by the Company for that purpose, on the specified dates; or (iii) if the Common Stock is not traded or admitted to trading on Nasdaq, the Fair Market Value of such shares on such dates as determined in good faith by the Company's Board of Directors (the "Board"). In the event that clause (iii) in the immediately preceding sentence is applicable, the Board shall promptly respond in writing to an inquiry by the Holder hereof as to the Fair Market Value of one share of Common Stock. In such event, the Fair Market Value of the Common Stock shall be determined on a going concern basis, without any discount for (i) lack of liquidity or (ii) based upon the sale of a minority interest.


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


        2. Payment of Taxes. All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.

        3. Transfer and Exchange. This Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at its principal office referred to above by Holder in person or by duly authorized attorney, upon surrender of this Warrant together with a completed and executed assignment form in the form attached as Exhibit B and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. This Warrant is also exchangeable at such office for multiple Warrants for the same aggregate number of shares of Common Stock, each new Warrant to represent the right to purchase such number of shares as the Holder shall designate at the time of such exchange.

        4. Adjustment of Number of Shares Issuable Upon Exercise.

            A. Adjustment for Dividends in Other Stock and Property; Reclassifications. In case at any time or from time to time the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor,

          (1) other or additional stock or other securities or property (other than cash) by way of dividend,

          (2) any cash or other property paid or payable out of any source other than retained earnings (determined in accordance with generally accepted accounting principles), or

          (3) other additional stock or other securities or property (including cash) by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement,

(other than (i) additional shares of Common Stock or any other stock or securities into which such Common Stock, shall have been changed, (ii) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities, or (iii) any Stock Purchase Rights, issued as a stock dividend or stock-split, adjustments in respect of which shall be covered by the terms of Sections 4.C, 4.D or 4.E hereof), then and in each such case Holder, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in


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


clauses (2) and (3) above) which such Holder would hold on the date of such exercise if on the Issue Date Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant, as adjusted in accordance herewith, and had thereafter, during the period from the Issue Date to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4.A and 4.B hereof.

        B. Adjustment for Reorganization, Consolidation and Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey all or substantially all its assets to another corporation or entity, then and in each such case Holder, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 4.A, 4.B, 4.C, 4.D and 4.E; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

        C. Sale of Shares Below Fair Market Value.

            (1) If at any time or from time to time the Company issues or sells, or is deemed by the provisions of this Section 4.C to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 4.D and other than upon a subdivision or combination of shares of Common Stock as provided in Section 4.E, for an Effective Price (as hereinafter defined) less than the Fair Market Value of a share of Common Stock on the date such Additional Shares of Common Stock are issued or sold or are deemed by the provisions of this Section 4.C to have been issued or sold (the Fair Market Value of a share of Common Stock on the date Additional Shares of Common Stock are issued or sold or are deemed to have been issued or sold is referred to herein as the "Current Fair Market Value"), then and in each such case:

               (a) the Holder of this Warrant shall be entitled to receive, in lieu of the number of shares theretofore receivable upon the exercise of this Warrant, a number of shares of Common Stock determined by (i) dividing the then existing Exercise Price by the Exercise Price existing after giving effect to the adjustment required as a result of such issue or sale (as provided below in paragraph (1)(b)), and (ii) multiplying the resulting quotient by the number of shares of Common Stock called for on the face of this Warrant (as the same may have been previously adjusted); and

               (b) the then existing Exercise Price shall be reduced to a price determined by multiplying that Exercise Price by a fraction (i) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof, deemed to have been received) by the Company for the total number of



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

          Additional Shares of Common Stock so issued would purchase at the Current Fair Market Value, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding or deemed to be outstanding immediately after giving effect to such issue of Additional Shares of Common Stock.

            (2) For the purpose of making any adjustment required under this
Section 4.C, the consideration received by the Company for any issue or sale of securities shall (i) to the extent it consists of cash be computed at the amount of cash received by the Company, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights, warrants or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights, warrants or options, and (iv) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

            (3) For the purpose of the adjustment required under this Section 4.C, if the Company issues or sells any rights, warrants or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Fair Market Value of a share of Common Stock on the date such rights, warrants, options or Convertible Securities are issued or sold, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights, warrants, options or Convertible Securities, the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights, warrants, options or Convertible Securities, plus, in the case of such rights, warrants or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Exercise Price, adjusted upon the issuance of such rights, warrants, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, warrants or options or the conversion or exchange of any such Convertible Securities. If any such rights, warrants or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price adjusted upon the issuance of such rights, warrants, options or Convertible Securities shall be readjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights, warrants or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, if any, plus the consideration, if any, actually received by the



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Company for the granting of all such rights, warrants or options, whether or not exercised, or, if applicable, the consideration actually received by the Company for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

            (4) For the purpose of the adjustment required under this Section 4.C, if the Company issues or sells, or is deemed by the provisions of this subsection to have issued or sold, any rights, warrants or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Current Fair Market Value, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights, warrants or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights, warrants or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights, warrants or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options and plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Exercise Price, adjusted upon the issuance of such rights, warrants or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights, warrants or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (3) above for the readjustment of the Exercise Price upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, warrants options and Convertible Securities referred to in this paragraph (4).

            (5) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company on or after the Issue Date, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon exercise of the Warrants, (ii) shares of Common Stock issued after the Issue Date in connection with an equity financing transaction that is a component of a one-time restructuring of the terms of the Credit Agreement agreed to by the Lenders and the Company (it being understood that no Lender is hereby agreeing to, or is obligated to, consent to or participate in any restructuring of the terms of the Credit Agreement), provided that such shares are issued and sold at a price per share that is no less than eighty five percent (85%) of the fair market value of the Common Stock on the date of issuance or sale, and (iii) up to 1,969,693 shares of Common Stock issued or issuable upon the exercise of options granted to officers, employees or directors of the Company pursuant to the Company's 1985 Stock Option Plan, its Amended and Restated 1994 Stock Option Plan or any subsequently amended or adopted plan in connection with their employment by the Company or services rendered to the Company. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4.C, into the aggregate consideration received, or deemed to have been received, by the Company under this Section 4.C for such Additional Shares of Common Stock.

            (6) Any reduction in the conversion price of any Convertible Security, whether outstanding on the Issue Date or thereafter, or the subscription price of any option, warrant or right to purchase Common Stock or any Convertible Security (whether such option, warrant or right is outstanding on the Issue Date or thereafter), to an Effective Price less than the then Fair Market Value of a share of Common Stock on the date of such reduction shall be deemed to be an issuance of such Convertible Security and an issuance of all such options, warrants or subscription rights, and the provisions of Section 4.C(3) and (4) shall apply thereto mutatis mutandis.

            (7) Dilution in Case of Other Stock or Securities. In case any shares of stock or other securities, other than Common Stock of the Company, shall at the time be receivable upon the exercise of this Warrant, and in case any additional shares of such stock or any additional such securities (or any stock or other securities convertible into or exchangeable for any such stock or securities) shall be issued or sold for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, then and in each such case the Exercise Price shall forthwith be adjusted, substantially in the manner provided for above in this Section 4.C, so as to protect the holder of this Warrant against the effect of such dilution.

            (8) Record Date Deemed Date of Issuance. In case the Company shall take a record of the holders of shares of its stock of any class for the purpose of entitling them (a) to receive a dividend or a distribution payable in Common Stock or in Convertible Securities, or (b) to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Additional Shares of Common Stock issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights of subscription, purchase or other acquisition, as the case may be.

        D. Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event:

               (1) the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Exercise



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

          Price shall be adjusted pursuant to this Section 4.D as of the time of actual payment of such dividends or distributions; and

               (2) the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be increased, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, in inverse proportion to the decrease in the Exercise Price.

        E. Stock Split and Reverse Stock Split. If the Company at any time or from time to time effects a reverse stock split or subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 4.E shall become effective concurrently with the effectiveness of the stock split, subdivision, reverse stock split or combination.

        F. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any share of stock receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of all Warrants at the time outstanding.

        G. Accountants' Certificate as to Adjustment. In each case of an adjustment in the number of shares of Common Stock or the number or type of other stock, securities or property receivable on the exercise of the Warrants, the Company at its expense shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, (c) the Exercise Price prior to such adjustment, and (d) the Exercise Price after giving effect to such adjustment. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant at the time outstanding.



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

        H. Notices of Record Date. In case:

               (1) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrants) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

               (2) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

        (3) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is expected to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date specified in the notice on which any such action is to be taken.

        5. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

        6. Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

        7. Registration of Shares of Common Stock.

            A. Shelf Registration. No later than 45 days following the Issue Date, the Company will file a registration statement with the Securities and Exchange Commission (the "SEC") to effect the registration under the Securities Act of 1933, as amended (the "Securities Act") of the shares of Common Stock issued or issuable upon the exercise of the Warrants (the "Registrable Securities") and will cause such registration statement (the "Registration

Statement") to become effective as a shelf registration no later than 90 days after the Issue Date. The Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement as may be required to comply with the Securities Act and to keep such registration statement effective as a shelf registration through the earlier of (i) that date which is 90 days after the Expiration Date, (ii) the date upon which all of the Registrable Securities are eligible for sale by the holders thereof pursuant to Rule 144 promulgated under Securities Act without regard to the volume limitations thereof, or (iii) such time as all of the Registrable Securities covered by the Registration Statement have been disposed of in accordance with the intended distribution method therefor. The Company shall use its reasonable best efforts to register or qualify the Registrable Securities under the state securities or "blue sky" laws of such jurisdictions as the holders thereof shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject.

            B. Registration Procedures. In connection with the Company's registration obligations pursuant to this Section 7, the Company will, as expeditiously as possible:

            (1) notify the holders of Registrable Securities promptly, and (if requested by any such holder) confirm such advice in writing,

                    (a) when the prospectus or any prospectus supplement or
               post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                    (b) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information,

                    (c) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                    (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                    (e) of the existence of any fact which results in the
               Registration Statement, the related prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (2) use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

            (3) at the request of any selling holder of Registrable Securities, furnish to such selling holder of Registrable Securities, without charge, such number of conformed copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) as such holder may reasonable request;

            (4) deliver to each selling holder of Registrable Securities, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

            (5) cooperate with the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends unless required by applicable law;

            (6) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

            (7) if any fact contemplated by paragraph (1)(e) above shall exist during the period that the Company shall be required hereunder to use its best efforts to maintain the effectiveness of the applicable Registration Statement, prepare a supplement or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (8) use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each security exchange on which similar securities issued by the Company are then listed;

            (9) not later than the effective date of the Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable trustees or transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company;

            (10) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

            (11) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling holders of Registrable Securities, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders may reasonably request.

        C. Obligations of Sellers. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (7) above, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (7) above, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense, unless such supplement or amendment is due to inaccurate information supplied by such holder to the Company in writing specifically for inclusion in the applicable Registration Statement) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

        D. Registration Expenses.

            (1) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless whether the Registration Statement becomes effective, including without limitation:

                    (a) all registration and filing fees (including, without
               limitation, with respect to any filings required to be made with the NASD);

                    (b) fees and expenses of compliance with securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the holders of the Registrable Securities being sold may designate);

                    (c) printing (including, without limitation, expenses of
               printing or engraving certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

                    (d) fees and disbursements of counsel for the Company and
               for the selling holders of the Registrable Securities;

                    (e) fees and disbursements of all independent certified
               public accountants of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                    (f) fees and disbursements of any broker or underwriter
               excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities;

                    (g) securities acts liability insurance if the Company so
               desires, and in such event, coverage for, the selling holders of Registrable Securities should they so request;

                    (h) fees and expenses associated of other persons retained by the Company; and

                    (i) fees and expenses associated with any NASD filing
               required to be made in connection with the Registration Statement (all such expenses being herein called "Registration Expenses").

        The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

            (2) In connection with each Registration Statement required hereunder, the Company will reimburse the holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a conflict exists among such selling holders in the exercise of the reasonable judgment of counsel for the selling holders and counsel for the Company) chosen by the holders of a majority of such Registrable Securities under such Registration Statement.

        E. Indemnification.

            (1) Indemnification by the Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees, partners, members and Agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such holder failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the prospectus would have corrected such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. This indemnity will be in addition to any liability which the Company may otherwise have. The Company will also provide customary indemnification to any underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities.

        If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) if the representation of such Indemnified Holder by the counsel retained by the Company would be inappropriate due to actual or potential conflicts of interests between the Indemnified Holder and any other party represented by such counsel in such proceeding based on written advice of counsel made available to the Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

            (2) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any Registration
Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each holder by Section (E)(1) above. In no event shall the liability of any selling holder of Registrable Securities under this Section (E)(2) be greater in amount than the dollar amount of the net proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

        The Company shall be entitled to receive indemnities from any underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

            (3) Contribution. If the indemnification provided for in this Section (E) is unavailable to an indemnified party under Section (E)(1) or Section (E)(2) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section (E)(1), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section (D)(3) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section
(D)(3), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holders, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            F. Opinion of Counsel. The Company will furnish to the Holder, upon request, an opinion of counsel to the effect that (i) a registration statement under the Securities Act is then in effect with respect to the Registrable Securities, and the prospectuses related thereto comply and conform in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder; or (ii) a registration statement under the Securities Act with respect to the Registrable Securities is not required.

        8. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any holder of Registrable Securities may reasonably request to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or pursuant to any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

        9. Determinations by the Board of Directors. All determinations by the Board under this Warrant shall be made in good faith with due regard to the interests of the Holder and the other holders of securities of the Company and in accordance with good financial practice.

        10. Notices. All notices and other communications from the Company to the Holder shall be given as set forth in the Credit Agreement.

        11. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the Holders of Warrants representing the right to purchase a majority of the shares of Common Stock for which the Warrants are then exercisable. Notwithstanding the foregoing, any change, waiver, discharge or termination of any term or provision of Sections 7 or 8 hereof may only be effected by an instrument in writing signed by the Company and the Holders of Warrants and/or Registrable Securities (excluding those shares which have been sold following the registration thereof) which own or have the right to acquire upon exercise of Warrants a majority of the shares of Common Stock issued or issuable upon exercise of the Warrants.

        12. Successors and Assigns. This Warrant shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent holders of Registrable Securities.

        13. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

        14. Law Governing. This Warrant shall be construed and enforced in accordance with and governed by the internal laws, and not the law of conflicts of laws, of the State of California.


Dated:  March 4, 2002

                                            ALPHA TECHNOLOGIES GROUP, INC.


                                            By:
                                                   -----------------------------

                                            Its:
                                                   -----------------------------

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                        (To be executed only upon exercise of Warrant)

        The undersigned registered Holder of this Warrant irrevocably exercises this Warrant and purchases _______ of the number of shares of Common Stock of ALPHA TECHNOLOGIES GROUP, INC., purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

        DATED:
               ---------------------


                                            ---------------------------------

                                            (Print Name of Registered Holder)



                                            ---------------------------------
                                            (Signature of Registered Holder)



                                            ---------------------------------
                                            (Title of Signatory)



                                            ---------------------------------
                                            (Street Address)



                                            ---------------------------------
                                            (City)               (State)(Zip)

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

        FOR VALUE RECEIVED the undersigned registered Holder of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee                    Address                        No. of Shares
----------------                    -------                        -------------

and does hereby irrevocably constitute and appoint ___________________________ Attorney to make such transfer on the books of ALPHA TECHNOLOGIES GROUP, INC., maintained for the purpose, with full power of substitution in the premises.

        DATED:
               ---------------------


                                            ---------------------------------

                                            (Print Name of Registered Holder)



                                            ---------------------------------
                                            (Signature of Registered Holder)



                                            ---------------------------------
                                            (Title of Signatory)



                                            ---------------------------------
                                            (Street Address)



                                            ---------------------------------
                                            (City)               (State)(Zip)

                                      B-1